                                                                    EXHIBIT 99.1

(LIBBEY(R) LOGO)                                                LIBBEY INC.
                                                                300 MADISON AVE
                                                                P.O. BOX 10060
                                                                TOLEDO, OH 43699
NEWS RELEASE

AT THE COMPANY:   AT FINANCIAL RELATIONS BOARD:
KENNETH BOERGER   LISA FORTUNA
VP/TREASURER      ANALYST INQUIRIES
(419) 325-2279    (312) 640-6779

FOR IMMEDIATE RELEASE
MONDAY, APRIL 3, 2006

                   LIBBEY INC. ANNOUNCES SIGNING OF DEFINITIVE
               AGREEMENT TO ACQUIRE EQUITY INTEREST OF VITRO, S.A.
                       DE C.V. IN VITROCRISA JOINT VENTURE

      Acquiring remaining 51 percent of largest glass tableware company in
         Mexico, takes ownership to 100 percent. Positions Libbey as the world's second largest glass tableware producer; enables integration and synergies.

TOLEDO, OHIO, APRIL 3, 2006--LIBBEY INC. (NYSE: LBY) announced today it has entered into a definitive agreement to acquire from Vitro, S.A. de C.V. (Vitro) its 51 percent of Vitrocrisa Holdings, S de R.L. de C.V. and related companies (Crisa), bringing Libbey's ownership of Crisa to 100 percent. The purchase price for Vitro's equity is $80 million in cash. Crisa's 2005 sales were approximately $192 million. Bear, Stearns & Co. Inc. has served as Libbey's exclusive financial advisor on this transaction.

Crisa, the largest glass tableware manufacturer in Mexico and Latin America, manufactures and markets a wide variety of glass tableware. In addition, Crisa is a leading supplier of glass coffee pots and blender jars. The acquisition is consistent with Libbey's growth strategy to be a supplier of high-quality, machine-made glass tableware products to key markets worldwide while continuing to optimize its cost structure. It will further allow Libbey to use its proprietary technology and processes to enhance Crisa's capabilities enabling the closer integration of the two companies.

In conjunction with the acquisition of Crisa, Libbey will refinance Crisa's debt of approximately $65 million as well as its own existing debt. The refinancing plan is expected to include an asset-based revolver and senior unsecured notes. This structure is

                                    - MORE -

Libbey Inc.
Add 1

expected to provide the flexibility needed for Libbey to execute the integration of Crisa, including related capital expenditures, and pursue its other strategic initiatives.

Commenting on the acquisition, John Meier, chairman and chief executive officer, said, "We believe that moving beyond the existing joint venture structure will facilitate progress on many fronts. Opportunities for an improved cost structure, expanded product offering and faster sales growth by leveraging the capabilities of both companies are available. We very much look forward to working more closely with Crisa and its associates in improving our profitability and growth opportunities."

Libbey also announced that it expects to benefit from a number of synergies and cost savings associated with owning 100 percent of Crisa. These savings are estimated to result in substantial increases in Libbey's earnings before interest and taxes (EBIT) on an annual basis and include, but are not limited to:

     - The elimination of profit sharing payments under an existing distribution agreement with Vitro that historically ranged from $4 to $5 million annually.

     - The reduction of pension expense and cash payments related to the elimination of the retiree portion of the existing Crisa pension obligation, which will be transferred to Vitro.

     - Reduction of ongoing lease costs related to assets previously leased by Crisa and owned by Vitro, which will be transferred to Crisa as part of the transaction.

     - Reduced costs for administrative services previously provided by Vitro.

     - Rationalization of Crisa manufacturing processes. In connection with its rationalization plan, Libbey will incur certain one-time charges, which will be predominately non-cash.

The resulting projections for the Libbey and Crisa combined businesses in 2007 include sales in excess of $800 million and EBIT of $55 to $65 million. Depreciation and amortization are expected to be approximately $40 million, resulting in estimated earnings before interest, taxes, depreciation and amortization (EBITDA) of $95 to $105 million in 2007.

The closing of the acquisition is subject to customary conditions, including successful completion of the financing, receipt by Vitro of the approval of its stockholders and regulatory approval by the Mexican Competition and Foreign Investment commissions. Closing is expected to occur in the second quarter of 2006.

WEBCAST INFORMATION

Libbey will hold a conference call for investors on Monday, April 3, 2006, at 5 p.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet on www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

                                    - MORE -

Libbey Inc.
Add 2

This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding (i) the sales and EBITDA projections for the Company and Crisa combined businesses in 2007; (ii) the anticipated successful consummation of the Crisa acquisition and refinancing plan as described herein; (iii) the Company's expectations regarding transition, integration and severance costs, as well as the amount and timing of anticipated synergies; and (iv) the Company's expectations that it will refinance its existing debt using a new asset based revolver and issuance of senior unsecured notes. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 16, 2006. Important factors potentially affecting performance include but are not limited to: increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico, including the impact of lower duties for imported products; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico and Western Europe, caused by terrorist attacks or otherwise; significant increases in per unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher interest rates that increase the Company's borrowing costs; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Vitrocrisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; whether the Company completes any significant acquisition, and whether such acquisitions can operate profitably. With respect to its expectations regarding the Crisa acquisition, these factors also include the ability and willingness of each party to fulfill their respective closing conditions, the ability to successfully integrate the operations of Crisa and recognize the expected synergies and the ability of Vitro to supply necessary services to Crisa, and our ability to capitalize on the expanded platform that the acquisition of Crisa will provide. With respect to the Company's intent to refinance its existing debt with an asset based revolver and the issuance of senior unsecured notes, these factors will include the ability and timing of the Company to complete all of the steps necessary to enter into the asset based revolver and issue the senior unsecured notes and the ability of the Company to obtain commercially reasonable financing terms in the senior debt market.

Libbey Inc.:

-    is a leading producer of glass tableware in North America;

- is expanding its international presence with facilities in the Netherlands and Portugal and a facility in China that is expected to begin production in 2007;

                                    - MORE -

Libbey Inc.
Add 3

-    is a leading producer of tabletop products for the foodservice industry;

-    exports to more than 90 countries.

Based in Toledo, Ohio, the Company operates glass tableware manufacturing plants in the United States in Louisiana, and Ohio, in Portugal and in the Netherlands. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Its Syracuse China subsidiary designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary, located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry. In 2005, Libbey Inc.'s net sales totaled $568.1 million.

                                    - MORE -